Exhibit 1.01

Conflict Minerals Report of Amkor Technology, Inc.

All information contained in this Conflict Minerals Report (the “Report”), other than statements of historical fact, constitute forward-looking statements within the meaning of federal securities laws. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2017. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after filing this Report with the SEC.

This Conflict Minerals Report (CMR) of Amkor Technology, Inc. (“Amkor”) for calendar year 2017 was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934.

Business Overview

Amkor is one of the world’s leading providers of outsourced semiconductor packaging and test services. Packaging is the processing of bare die, a small block of semiconducting material on which a functional circuit is fabricated, to facilitate electrical connections, heat dissipation and protection of the die. Some of the materials we use when providing packaging services contain tantalum, tin, tungsten, or gold (“Conflict Minerals”). Test services involve checking that a packaged die meets its design and performance specifications and do not involve the use of Conflict Minerals.

The mineral supply chain that provides us with Conflict Minerals is divided into upstream and downstream entities. An upstream entity is between the mine of origin and the smelter or refiner and includes miners, local traders, exporters from the country of mineral origin, international concentrate traders, mineral reprocessors, smelters, and refiners. A downstream entity is between the smelter or refiner and the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

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Amkor is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

Due Diligence Overview

We undertook due diligence on the source and chain of custody of the Conflict Minerals we use when providing packaging services. We conducted a significant portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (RMI), formerly the Conflict-Free Sourcing Initiative, an industry group that works to address Conflict Minerals issues within supply chains. One RMI tool we used was the Conflict Minerals Reporting Template (CMRT), which facilitates the collection of information on the source of Conflict Minerals. We also relied on information from the Responsible Minerals Assurance Process (RMAP), formerly the Conflict-Free Smelter Program, a voluntary initiative managed by the RMI, in which an independent third party validates the conflict minerals management procedures of a smelter or refiner to determine, with reasonable confidence, that the minerals it processes were sourced responsibly. Upon completion of a successful audit, the smelter or refiner is designated by the RMI as “Conformant”.

Due Diligence Design

We designed our due diligence to conform to an internationally recognized due diligence framework, the Organisation for Economic Co-operation and Development (OECD), Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Framework”).

Due Diligence Performed

The OECD Framework provides a five-step outline for risk-based due diligence in the mineral supply chain. Using the OECD Framework, we list below the actions taken to exercise due diligence on the source of Conflict Minerals we used when providing packaging services.

Step 1 - Establish Strong Management Systems

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Adopted and revised as needed our Conflict Minerals Policy, which states our goal to achieve a conformant supply chain and is located on the “About Us” tab of www.amkor.com, under “Social Responsibility”.

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Maintained an internal team to implement our Conflict Minerals Policy, which includes members from the Procurement, Legal, Internal Audit and Quality Assurance teams, and reported program activities to Executive Management.

•	Updated processes and procedures as appropriate to meet the requirements of our Conflict Minerals Policy.

•	Enforced the requirement that our direct suppliers undertake due diligence to achieve a conformant supply chain.

•	Kept our retention practice for records related to the sourcing of Conflict Minerals.

•	Continued our existing grievance system where suppliers can raise a question or make a report on ethical or legal issues, including issues relating to Conflict Minerals.

Step 2 - Identify and Assess Risks in the Supply Chain

•	Conducted a supply chain survey of our direct suppliers of Conflict Minerals using the CMRT to identify the smelters, refiners and/or mines of origin of Conflict Minerals.

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Compared smelters, refiners and/or mines of origin identified by our direct suppliers against the list of smelters, refiners and mineral sourcing information that have received a “Conformant” designation by the RMAP.

•	Performed on-site reviews of select suppliers to evaluate the reasonableness of responses received and alignment with the OECD Framework.

Step 3 - Design and Implement a Strategy to Respond to Identified Risks

•	Updated our annual risk management plan designed to mitigate the risk that our direct suppliers do not meet our expectations to achieve a conformant supply chain.

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Conducted training and held periodic communications with our direct suppliers to increase awareness of our goal to achieve a conflict free supply chain and to reduce the risk of inaccurate information received from our suppliers.

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Contacted a portion of smelters and refiners within our supply chain to encourage them to maintain their participation in the RMAP or industry equivalent. Our outreach efforts included meetings with select smelters and industry associations.

•	Reported information on the source and chain of custody of conflict minerals in our supply chain to Executive Management.

Step 4 - Carry Out Independent Third-party Audits of Smelter/Refiner’s Due Diligence Practices

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Maintained our membership in the RMI an industry group that has implemented the RMAP to carry out independent Third-party Audits of a Smelter/Refiner’s Conflict Minerals Management Practices. As a member, we have relied on the results of the RMAP to provide smelter, refiner, and mineral sourcing information on the Conflict Minerals we used when providing packaging services.

Step 5 - Report Annually on Supply Chain Due Diligence

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Published the results of our supply chain due diligence within our 2017 Form SD and Conflict Minerals Report, which is located on the “Investors” tab of www.amkor.com, under “Financial Information à SEC Filings”.

Due Diligence Results

The results of our due diligence indicate that the sources of Conflict Minerals are (1) from recycled or scrap materials, (2) from within the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”), or (3) from outside the Covered Countries. We received responses from all our direct suppliers subject to our supply chain survey for 2017. Collectively, their responses listed 235 smelters and refiners within their supply chains as of December 31, 2017, all of which have been designated as Conformant under the RMAP.

The following tables list the population of smelters, refiners, and origin of Conflict Minerals within our supply chain for 2017. Our efforts to determine this population are described above under the caption “Due Diligence Performed”. The information presented is derived from information provided by our direct suppliers and the RMI.

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	China's Shandong Gold Mining Co., Ltd	China
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Geib Refining Corporation	United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Switzerland	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States of America
Gold	Royal Canadian Mint	Canada
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Refining Hoboken	Belgium
Gold	Umicore Precious Metals Thailand	Thailand
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States of America
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd.	Macedonia, the former Yugoslav Republic of
Tantalum	QuantumClean	United States of America
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Brand IMLI	Indonesia
Tin	Brand RBT	Indonesia
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	China Yunnan Tin Co Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	Indonesia
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Kundur Smelter	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thailand Smelting & Refining Co Ltd	Thailand
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Countries of Origin for Conflict Minerals, To the Extent Known
Argentina	Guatemala	Peru
Australia	Guinea	Portugal
Austria	Guyana	Russian Federation
Benin	Honduras	Rwanda
Bolivia (Plurinational State of)	India	Senegal
Brazil	Indonesia	Sierra Leone
Burkina Faso	Japan	South Africa
Burundi	Kazakhstan	Spain
Cambodia	Laos	Thailand
Canada	Madagascar	Tin
Chile	Malaysia	Togo
China	Mali	Uganda
Colombia	Mexico	United Kingdom of Great Britain and Northern Ireland
Democratic Republic of Congo	Mongolia	United States of America
Ecuador	Mozambique	Uzbekistan
Eritrea	Myanmar	Viet Nam
Ethiopia	Namibia	Zimbabwe
France	Nicaragua
Germany	Nigeria
Ghana	Panama

Due Diligence Improvements

We plan to undertake the following steps in 2018 to mitigate the risk that our Conflict Minerals benefit armed groups:

•	Continue our engagement with our direct suppliers with periodic communications, training and evaluation of smelter and refiner data provided.

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Maintain our efforts to identify the smelters and refiners within our supply chain by evaluating the information received from our direct suppliers and comparing it with updated information published by the RMI.

•	Contact a portion of our smelters and refiners directly to encourage them to maintain their participation in the RMAP or industry equivalent.

•	Continue our active involvement in the RMI and support industry efforts to improve the monitoring and reporting of supply chain activities.

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